Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the combination of the financial information of Ivanhoe and Old SES adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786.

The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

the issuance and sale of 27,450,000 shares of our Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $274.5 million pursuant to the Subscription Agreements; and

•	The Business Combination and other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Ivanhoe as of December 31, 2021 and the historical consolidated balance sheet of Old SES as of December 31, 2021 on a pro forma basis as if the Business Combination and other events contemplated by the Business Combination Agreement, summarized below had been consummated on December 31, 2021.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the twelve months ended December 31, 2021 combines the historical statement of operations of Ivanhoe and the historical consolidated statement of operations and comprehensive loss of Old SES for the twelve months ended December 31, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss have been prepared on a pro forma basis as if the Business Combination and other events contemplated by the Business Combination Agreement, summarized below had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

Ivanhoe

•	historical audited financial statements of Ivanhoe as of and for the year ended December 31, 2021 which are included in the Company’s Annual Report on Form 10-K (the “Form 10-K”).

Old SES

•	historical audited consolidated financial statements of Old SES as of and for the year ended December 31, 2021.

and other information relating to Ivanhoe and Old SES included elsewhere in this Current Report on Form 8-K/A (this “Current Report”), or in the Company’s public filings with the SEC.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report.

Description of the Business Combination

On February 3, 2022, pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), Ivanhoe migrated out of the Cayman Islands and domesticated as a Delaware corporation prior to the Closing (the “Domestication”) and changed its name to “SES AI Corporation” (“SES,” or the “Company”). Further, Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company. As a result, Old SES became a wholly owned subsidiary of the Company. Upon the consummation of the Business Combination, the following occurred:

•

Each Old SES common stock, excluding shares held by the SES Founder Group, and each redeemable convertible preferred share that was outstanding immediately prior to the Closing was cancelled and converted into a number of fully paid and nonassessable shares of our Class A common stock equal to the Exchange Ratio, rounded down to the nearest whole number;

•

Each Old SES common stock held by the SES Founder Group that was outstanding immediately prior to the Closing was cancelled and converted into a number of fully paid and nonassessable shares of our Class B common stock equal to the Exchange Ratio, rounded down to the nearest whole number. The shares of our Class B common stock have the same economic rights as the shares of our Class A common stock, but each share of our Class B common stock is entitled to 10 votes, and each share of our Class A common stock is entitled to 1 vote, in each case, on each matter submitted for a vote of the our stockholders;

•

Each Old SES restricted share that was issued, outstanding and subject to restrictions (including vesting) immediately prior to the Closing was assumed by the Company and converted into a number of shares of restricted Class A common stock equal to the Exchange Ratio, rounded down to the nearest whole number, and are subject to the same terms and conditions as were applicable prior to the Closing; and

•

Each Old SES option that was outstanding immediately prior to the Closing, whether vested or unvested, was assumed by the Company and converted into an option to acquire our Class A common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, rounded down to the nearest whole number.

Other Events in connection with the Business Combination

Other events that took place in connection with the Business Combination are summarized below:

•

Old SES common stock and redeemable convertible preferred stock shareholders and Old SES option and restricted shareholders received 29,999,947 earn-out shares of our Class A common stock (valued at $10.00 per share), including 23,691,182 shares of our Class A common stock (the “Earn-out Shares”) issued for the benefit of the former holders of Old SES common and redeemable convertible preferred stock, 2,308,969 shares of restricted Class A common stock (the “Earn-out Restricted Shares”) issued to Old SES option holders and pre-Closing recipients of Old SES restricted shares and 3,999,796 shares of our Class B common stock issued to the SES Founder Group (“Founder Earn-out Shares”). The Earn-Out Shares and the Founder Earn-Out Shares (collectively, the “Escrowed Earn-Out Shares”) were placed into escrow at the Closing and shall vest on the date that the closing price of shares of our Class A common stock is equal to or greater than $18.00 during the period beginning on the date that is one year following the Closing of the Business Combination and ending on the date that is five years following the Closing. The Earn-Out Restricted Shares are subject to vesting based on the same terms as the Earn-Out Shares and are also subject to forfeiture if such recipient’s service with us terminates prior to the vesting.

•

6,900,000 shares of Ivanhoe’s Class B ordinary shares (the “Sponsor Earn-Out Shares”) held by Ivanhoe Capital Sponsor LLC’s (the “Sponsor”) converted, on a one-for-one basis, into shares of Ivanhoe Class B common stock upon Domestication and, immediately following the Domestication, converted into Ivanhoe Class A common stock and at Closing converted into an equal number of Class A common stock. The equivalent Class A common stock of SES are legally issued and outstanding. These Sponsor Earn-out Shares are subject to the certain transfer restrictions and forfeiture terms following the Closing and released as follows:

•	20% are subject to transfer restrictions until the date that is 180 days after the Closing (“Tranche 1”);

•

20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $12.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 2”);

•

20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $14.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 3”);

•

20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $16.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 4”); and

•

20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $18.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 5”).

If there is a change in control of SES at a per share value of greater than $18.00, then 100% of the Sponsor Earn-Out Shares will be released from these transfer restrictions, however if the per share value is less than $18.00 upon a change in control, then these Sponsor Earn-out Shares will be released on a pro rata basis and any Sponsor Earn-Out Shares not released pursuant to the preceding sentence will be forfeited and cancelled.

As a result, all holders of Old SES common stock, options and restricted shares received shares of our Class A and Class B common stock, after giving effect to the Exchange Ratio, resulting in 264,495,644 shares of our Class A common stock, including 26,000,151 Earn-Out Shares in the form of Class A common stock issued (including 23,691,182 shares issued and held in escrow for the benefit of the former holders of Old SES common and redeemable convertible preferred stock and 2,308,969 shares issued to Old SES option holders and pre-Closing recipients of SES restricted shares), 2,273,727 restricted shares of our Class A common stock issued at Closing to pre-Closing recipients of Old SES restricted shares and 43,881,251 shares of our Class B common stock issued and outstanding, including 3,999,796 Founder Earn-Out Shares issued and held in escrow. Additionally, 20,748,976 shares are reserved for the potential future issuance of our Class A common stock upon the exercise of SES stock options.

In connection with the Closing, Ivanhoe and Continental Stock Transfer & Trust Company (“Continental”), Ivanhoe’s warrant agent, amended and restated its existing Warrant Agreement, dated as of January 6, 2021 (as amended and restated, the “Amended and Restated Warrant Agreement” and, such amendment, the “Warrant Amendment”), pursuant to which certain changes were implemented that resulted in the Ivanhoe IPO Warrants (as defined in Exhibit 4.1 (the Warrant Amendment) of this Current Report) being accounted for as equity within the balance sheet of Ivanhoe, immediately prior to the Closing, instead of as a liability measured at fair value with non-cash fair value adjustments recorded in earnings at each reporting period. On February 1, 2022, the warrant holders of Ivanhoe approved and consented to the Warrant Amendment. Such Ivanhoe IPO Warrants will be assumed by SES and will be accounted for as an equity instrument following the Closing.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Old SES stockholders comprising a relative majority of the voting power of SES and having the ability to designate a majority of the board of directors of SES, Old SES’s operations prior to the acquisition comprising the only ongoing operations of SES, and Old SES’s senior management comprising a majority of the senior management of SES. Accordingly, for accounting purposes, the financial statements of SES will represent a continuation of the financial statements of Old SES with the Business Combination being treated as the equivalent of Old SES issuing stock for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe will be stated at historical costs, with no goodwill or other intangible assets recorded.

As mentioned above, Old SES option holders and pre-Closing recipients of Old SES restricted shares received their Earn-Out Shares in the form of restricted shares of SES at Closing, and are subject to vesting based on the same terms as the Earn-Out Shares and are subject to forfeiture if such pre-Closing restricted share recipients’ service with SES terminates prior to the vesting. These restricted shares are accounted for as equity awards issued to employees subject to time and market vesting conditions. The Earn-Out shares issued to SES shareholders upon achievement of vesting condition will be classified as an equity instrument as it would be indexed to the common stock of SES. See Note 4 for further information.

The Sponsor Earn-Out Shares under Tranche 2 to Tranche 5 which are contingently forfeitable as mentioned above will be accounted for as a derivative liability because the earn back events that determine the number of shares issuable upon settlement include events that are not solely indexed to the fair value of common stock of SES. See Note 5 for further information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that provide relevant information consistent with GAAP necessary for an illustrative understanding of SES upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of SES following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent SES management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined information contained herein reflects Ivanhoe shareholders’ approval of the Business Combination on February 3, 2022 and that Ivanhoe public shareholders holding 22,455,850 shares have elected to redeem their shares for cash prior to Closing.

The following summarizes the pro forma Class A and Class B common stock issued and outstanding immediately after the Closing:

	Pro Forma Combined
	Shares	%
SES stockholders (other than the SES Founder Group) – Class A common stock (1)	264,495,644	76.0%
SES Founder Group – Class B common stock (2)	43,881,251	12.6%
PIPE Investors – Class A common stock (3)	27,450,000	7.9%
Ivanhoe stockholders - Class A common stock	5,144,150	1.5%
Ivanhoe Capital Sponsor LLC - Class A common stock (4)	6,900,000	2.0%

Total Shares at Closing (excluding shares described below)	347,871,045	100.0%

(1)

Old SES stockholders, option holders and restricted shareholders, after considering 23,691,182 Earn-Out Shares issued for the benefit of the former holders of Old SES common and redeemable convertible preferred stock, 2,273,727 restricted shares issued at Closing to pre-Closing recipients of SES restricted share and 2,308,969 Earn-Out Restricted Shares issued to Old SES option holders and pre-Closing recipients of Old SES restricted share, but excluding their 6,700,000 shares of our Class A common stock purchased in the PIPE Financing (see note 3 below), will own 88.6% of SES’s total common stock issued and outstanding at Closing .

(2)

Class B common stock issued to the SES Founder Group, which carry 10 votes per share, and allow the SES Founder Group to have approximately 59.1% of the total voting power of the Company’s capital stock, after considering the 3,999,796 Founder Earn-Out Shares issued and held in escrow at Closing.

(3)	Includes 6,700,000 shares of our Class A common stock issued to Old SES stockholders that participated in the PIPE Financing.
(4)	Subject to certain transfer restrictions and/or forfeiture terms as described above.

The unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive loss are based on the assumption that there are no adjustments for 20,748,976 shares reserved for the potential future issuance of our Class A common stock upon the exercise of SES stock options upon the consummation of the Business Combination, as such events have not yet occurred.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(in thousands)

	December 31, 2021
	Ivanhoe	Old SES	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$117	$160,497	$276,058	A	$445,850
			(9,660)	B
			(17,758)	C
			(12,231)	D
			274,500	F
			(20)	L
			(224,608)	O
			(1,045)	R
Receivable from related party	—	7,910	—		7,910
Prepaid expenses and other current assets	609	1,563	—		2,172

Total current assets	726	169,970	285,236		455,932
Investments held in Trust Account	276,058	—	(276,058)	A	—
Property and equipment, net	—	12,494	—		12,494
Intangible assets, net	—	1,626	—		1,626
Restricted cash	—	475	—		475
Deferred offering costs	—	5,711	(5,711)	C	—
Other assets	—	2,902	—		2,902

Total Assets	$276,784	$193,178	$3,467		$473,429

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$89	$4,712	$10,674	C	$15,591
			(2,163)	C
			2,279	D
Accrued compensation	—	2,117	—		2,117
Strategic premium liability related to an investor	—	—	7,493	F	7,493
Accrued expenses and other current liabilities	796	4,156	(214)	C	4,117
			(621)	D
Due to related party	20	—	(20)	L	—

Total current liabilities	905	10,985	17,427		29,317
Accrued liabilities	4,889	—	(4,889)	D	—
Convertible note - related party	1,153	—	(1,153)	R	—
Deferred underwriting commissions	9,660	—	(9,660)	B	—
Derivative warrant liabilities	25,324	—	(25,324)	Q	—
Other liabilities	—	749	—		749
Strategic premium liability related to an investor, long-term	—	—	11,239	F	11,239
Sponsor earn out liability	—	—	36,393	M	36,393

Total liabilities	41,931	11,734	24,033		77,698
Commitments and contingencies
Redeemable convertible preferred stock	—	269,941	(269,941)	H	—
Class A ordinary shares, subject to possible redemption	276,000	—	(276,000)	E	—
Class A common stock, subject to possible redemption	—	—	276,000	E	—
			(276,000)	G
Stockholders’ equity (deficit):
Class A ordinary shares	—	—	—	E	—
Class A common stock	—	—	—	E	28
			3	F
			3	G
			21	H
			1	I
			6	J
			(2)	O
			(4)	P
Class B ordinary shares	1	—	(1)	E	—
Class B common stock	—	—	1	E	4
			(1)	I
			4	P
SES common stock	—	—	—	J	—
Additional paid-in capital	—	5,447	(31,766)	C	490,862

			(14,750)	D
			274,497	F
			(18,732)	F
			275,997	G
			269,920	H
			(6)	J
			(41,148)	K
			(36,393)	M
			7,077	N
			(224,606)	O
			25,324	Q
Accumulated other comprehensive income (loss)	—	367	—		367
Accumulated deficit	(41,148)	(94,311)	5,750	D	(95,530)
			41,148	K
			(7,077)	N
			108	R

Total stockholders’ equity (deficit)	(41,147)	(88,497)	525,375		395,731

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$276,784	$193,178	$3,467		$473,429

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the twelve months ended December 31, 2021

(in thousands, except share and per share data)

	Twelve months ended December 31, 2021
	Ivanhoe (Historical)	Old SES (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Research and development	$—	$15,502	$1,182	AA	$23,171
			13,979	BB
			(7,493)	BB
General and administrative	7,238	16,492	11,681	AA	29,661
			(5,750)	CC
General and administrative expenses - related party	120	—	(120)	DD	—

Total operating expenses	7,358	31,994	13,480		52,832
Loss from operations	(7,358)	(31,994)	(13,480)		(52,832)
Other income (expense), net:
Interest income	—	248	—		248
Other (expense) income, net	—	528	(7,077)	EE	(6,549)
Income from investments held in Trust Account	58	—	(58)	FF	—
Change in fair value of convertible note - related party	(208)	—	—		(208)
Change in fair value of derivative warrant liabilities	(3,177)	—	3,177	GG	—
Offering costs - derivative warrant liabilities	(855)	—	855	GG	—

Other income (expense), net	(4,182)	776	(3,103)		(6,509)

Loss before provision of income taxes	(11,540)	(31,218)	(16,583)		(59,341)
Provision for income taxes	—	(55)	—		(55)

Net loss	(11,540)	(31,273)	(16,583)		(59,396)
Other comprehensive loss:
Foreign currency translation adjustment	—	234	—		234

Net and comprehensive loss	$(11,540)	$(31,039)	$(16,583)		$(59,162)

Net loss per share – New SES Class A and Class B common stock – basic and diluted	—	—	—		$(0.19)
Weighted-average New SES Class A and Class B common stock outstanding – basic and diluted	—	—	—		310,077,371
Net loss per share of Ivanhoe Class A ordinary shares – basic and diluted	$(0.34)	—	—		—
Weighted average shares of Ivanhoe Class A ordinary shares outstanding, subject to possible redemption – basic and diluted	26,843,836	—	—		—
Net loss per share of Ivanhoe Class B ordinary shares – basic and diluted	$(0.34)	—	—		—
Weighted average shares of Ivanhoe Class B ordinary shares outstanding – basic and diluted	6,875,342	—	—		—
Net loss per Old SES common stock – basic and diluted	—	$(3.04)	—		—
Weighted average shares of Old SES common stock outstanding – basic and diluted	—	10,296,646	—		—

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Old SES issuing stock for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Old SES in future reports of SES.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if these transactions had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the twelve months ended December 31, 2021 give pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if these transactions had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes

Ivanhoe

•	historical audited financial statements of Ivanhoe as of and for the year ended December 31, 2021, which are included in the Form 10-K.

Old SES

•	historical audited consolidated financial statements of SES as of and for the year ended December 31, 2021.

and other information relating to Ivanhoe and Old SES included elsewhere in this Current Report.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and other events contemplated by the Business Combination Agreement. SES management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing of this Current Report. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. SES management considers this basis of presentation to be reasonable under the circumstances.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other events contemplated by the Business Combination Agreement and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 were as follows:

(A)

Reflects the liquidation and reclassification of $276.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available at the Closing prior to redemption. See Note (O) below for actual redemptions in connection with the Closing.

(B)	Reflects the repayment and settlement of deferred underwriter commission liability of $9.7 million.

(C)

Represents estimated direct and incremental transaction costs of $31.8 million for financial advisory, legal, accounting and other professional services incurred by Old SES prior to, or concurrent with the Closing. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SES’s additional paid-in-capital (“APIC”). Of $31.8 million, $3.3 million was paid during the twelve months ended December 31, 2021, $17.8 million was paid subsequent to December 31, 2021 and $10.7 million remained unpaid at the time of Closing. As of December 31, 2021, Old SES recorded $5.7 million as deferred offering costs, of which $3.3 million was paid during the twelve months ended December 31, 2021 and $2.4 million remained unpaid as of that date and has been reflected in the historical financial statements.

(D)

Represents estimated direct and incremental transaction costs of $14.8 million for financial advisory, legal, accounting and other professional services incurred by Ivanhoe prior to, or concurrent with the Closing. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SES’s APIC. Of $14.8 million, $0.3 million was paid during the twelve months ended December 31, 2021, $12.2 million was paid subsequent to December 31, 2021 and $2.3 million remained unpaid as of the date of Closing. During the twelve months ended December 31, 2021, Ivanhoe expensed $5.8 million as General and administrative costs, of which $0.3 million was paid during the twelve months ended December 31, 2021 and $5.5 million remained unpaid as of December 31, 2021 and has been reflected in the historical financial statements. This amount was adjusted as a pro forma adjustment in the above pro forma financial statements. See Note (CC) below.

(E)	Reflects conversion of Ivanhoe’s Class A ordinary shares and Class B ordinary shares into Ivanhoe’s Class A common stock and Class B common stock upon Domestication.

(F)

Reflects the proceeds of $274.5 million from the issuance and sale of 27.45 million shares of Class A common stock at $10.00 per share pursuant to the Subscription Agreements entered into in connection with the PIPE Financing. In relation to a PIPE Financing by a strategic investor, SES will provide certain benefits to such strategic investor pursuant to a development agreement entered between such strategic investor and SES which is over and above the value that would be expected to be realized from the equity investment itself. We believe that SES is providing additional benefits in the form of funded research and development activities (“R&D Activities”) to the strategic investor which is over and above the value that would be expected to be realized from the equity investment itself. Thus, the sale of the shares of Class A common stock to such strategic investor reflects a higher price (the “strategic premium”) than a market participant who did not receive these strategic benefits would be willing to pay. As a result, SES has allocated on a relative fair value basis the relevant proceeds between the shares of Class A common stock and the strategic premium, resulting in an estimated $18.7 million of strategic premium which is recorded as a liability in the unaudited pro forma condensed combined balance sheet. Of the total $18.7 million, $7.5 million was classified as short-term liability and $11.2 million was classified as long-term liability. Based on the nature of the strategic premium it has been treated for accounting purposes as a payment for research and development efforts. SES will amortize the strategic premium liability over the estimated period of the development agreement with the investor which is 2.5 years. Such amortization would be recorded as an offset to research and development expense. See Note (BB) below.

In deciding how to account for the value of the strategic premium allocated to the R&D Activities, we concluded that:

(i)

the R&D Activities do not amount to a Collaboration Agreement under the scope of ASC 808, Collaboration Agreements, as neither of the parties are exposed to significant risks and rewards of the activities contemplated under the R&D Activities, and under no circumstances would we be required to repay or refund of any money whatsoever to the strategic investor irrespective of the outcome of the research and development efforts; and

(ii)

the strategic investor would not be considered our customer under ASC 606, Revenue from Contracts with Customer, because activities performed under the R&D Activities are not SES’s ordinary activities of producing and distributing goods or services at prices that would enable us to pay for cost of the goods and services used and to provide a return to our investors; rather, such arrangements are commonplace with the goal of establishing a strategic collaboration to further explore the potential to exploit our and strategic investor’s existing technology.

All operating costs and capital expenses related to the R&D Activities will be recorded as research and development expenses as it would meet the definition of such costs under ASC 730, Research and Development. We applied the guidance in ASC 410-30-45-4 by analogy, which states that “credits arising from recoveries of environmental losses from other parties shall be reflected in the same income statement line.” Further, based on the nature of the strategic premium, it is considered as the strategic investor’s contribution or payment for its share of research and development. As a result, we concluded to record the amortization of the strategic premium as an offset to research and development expenses, which will be amortized over the initial estimated term of the R&D Activities of 30 months and will accrue to the investor over those 30 months.

(G)	Reflects the reclassification of Ivanhoe’s Class A common stock subject to possible redemption to permanent equity immediately prior to the Closing.

(H)	Reflects the conversion of Old SES redeemable convertible preferred stock into Class A common stock pursuant to the conversion rate effective immediately prior to the Effective Time.

(I)	Reflects the conversion of Ivanhoe’s 6,900,000 shares of Class B common stock into shares of Class A common stock concurrent with the Closing.

(J)	Reflects the recapitalization of common shares between Old SES’s common stock, the Company’s Class A common stock and APIC.

(K)	Reflects the elimination of Ivanhoe’s historical retained earnings.

(L)	Reflects the repayment and settlement of Ivanhoe’s related party liability.

(M)

Reflects the fair value of the Sponsor Earn-Out Shares contingently issuable to the Sponsor as of the Closing. The fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. Refer to Note 5 below for more information.

(N)	Reflects the transaction costs allocated to Sponsor Earn-out Shares derivative liability and the strategic premium liability and expensed immediately as other expense at Closing. See Note (EE) below.

(O)

Reflects the redemptions of 22,455,850 public shares of Ivanhoe Class A common stock for $224.6 million allocated to common stock and APIC, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share (based on the fair value of marketable securities held in the trust account as of the date of closing of $276.1 million).

(P)	Reflects the conversion of SES Founder Group shares of Class A common stock into shares of Class B common stock concurrent with the Closing.

(Q)

Reflects the reclassification of Ivanhoe IPO Warrants (as defined elsewhere in this Current Report) from liability to equity upon amendment of the Warrant Agreement dated January 6, 2021concurrently with the Closing on February 3, 2022, as they meet the equity classification criteria under ASC Subtopic 815-40. See Note (GG) below.

(R)	Reflects the repayment and settlement of convertible note - related party upon closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2021 were as follows:

(AA)

Represents the stock-based compensation charge related to the restricted shares granted to Old SES option holders at Closing which will be subject to vesting based on the same terms as the Earn-Out Shares and will also be subject to forfeiture if such option holder’s service with SES terminates prior to the vesting. The grant date fair values of these equity awards were determined using Monte Carlo simulation valuation model. See Note 4 below for further information.

(BB)

Represents estimated incremental research and development expense related to the development agreement with the strategic investor and amortization of strategic premium liability over the estimated period of the development agreement with the strategic investor. See Note (F) above.

(CC)	Reflects elimination of direct and incremental transaction costs which were expensed by Ivanhoe during the twelve months ending December 31, 2021. See Note (D) above.

(DD)

Reflects elimination of Ivanhoe’s historical general and administrative expenses - related party charge related to fee paid to Ivanhoe’s Sponsor for office space, utilities, secretarial and administrative support services, that will cease upon consummation of the Business Combination.

(EE)	Reflects the transaction costs allocated to Sponsor shares derivative liability and the strategic premium and expensed immediately as other expense at Closing. See Note (N) above.

(FF)	Reflects elimination of income earned by Ivanhoe investments held in Trust Account.

(GG)	Reflects elimination of fair value changes and offering costs related to Ivanhoe IPO warrants upon change in their classification from liability to equity. See Note (Q) above.

3.	Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of new shares in connection with the Business Combination and other related events, assuming such new shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. The shares of Class A common stock redeemed by Ivanhoe’s public stockholders are eliminated as of January l, 2021. Outstanding options and Ivanhoe warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.

Old SES common stock and preferred stock shareholders, Old SES option holders and restricted shareholders are entitled to receive 29,999,947 Earn-out Shares, consisting of 27,690,978 shares for Old SES common stock and preferred stock shareholders and 2,308,969 shares for Old SES option holders and restricted shareholders, subject to achieving certain share price targets of SES as described in Note 4 below. Because the Earn-out Shares are contingently issuable based upon the share price of SES reaching specified thresholds that have not been achieved, the Earn-out Shares have been excluded from basic and diluted pro forma net loss per share. Additionally, 5,520,000 Ivanhoe’s Sponsor Earn-out Shares are excluded from basic and diluted pro forma net loss per share as they are also contingently issuable subject to certain transfer restrictions and forfeiture terms as described in Note 5 below.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

Twelve Months Ended
December 31, 2021
(in thousands, except share and per share amounts)
SES Pro Forma net loss	$(59,396)
SES Weighted average shares outstanding – basic and diluted	310,077,371
SES net loss per share – basic and diluted(1)	$(0.19)
SES weighted average shares outstanding – basic and diluted
Old SES stockholders (other than SES Founder Group) - Class A common stock	236,221,766
SES Founder Group - Class B common stock	39,881,455
PIPE Investors - Class A common stock	27,450,000
Ivanhoe stockholders - Class A common stock	5,144,150
Ivanhoe Capital Sponsor LLC - Class A common stock	1,380,000

Total	310,077,371

(1)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect:

Twelve Months Ended
December 31, 2021
Options and restricted shares to purchase Class A common stock by Old SES stockholders	23,022,703
Ivanhoe public warrants to purchase Class A common stock	9,200,000
Ivanhoe Capital Sponsor LLC private placement warrants to purchase Class A common stock	5,013,333

Total	37,236,036

4.	SES Earn-Out Shares

Old SES common stock shareholders, redeemable convertible preferred stock shareholders, Old SES option and restricted shareholders are entitled to receive 29,999,947 earn-out shares of SES common stock in the aggregate if the closing price of shares of

Class A common stock of SES is equal to or greater than $18.00 during the period beginning on the date that is one year following the closing of the Business Combination and ending on the date that is five years following the Closing. Old SES option holders and restricted shareholders received their Earn-Out Restricted Shares at Closing, which are subject to vesting based on the same terms as the Earn-Out Shares and are subject to forfeiture if such recipients’ service with SES terminates prior to the vesting.

The Earn-Out Shares to be issued to Old SES common stock and preferred stock shareholders upon achievement of vesting condition will be classified as an equity instrument at inception and recorded at fair value as it would be indexed to the common stock of SES.

The Earn-Out Restricted Shares issued to Old SES option and restricted shareholders will be accounted for as equity awards issued to employees subject to time and market vesting conditions.

The aggregate estimated grant date fair value of the Earn-Out Restricted Shares to Old SES option and restricted shareholders is $15.8 million. The estimated grant date fair value of Earn-Out Restricted Shares is determined by using the Monte Carlo Simulation valuation model and the assumptions below. The valuation models incorporated the following key assumptions:

Restricted Earn-Out Shares
Expected stock price	$7.68
Expected volatility	81.0%
Risk-free rate	1.63%
Expected term (in years)	5.0

Expected stock price: The price of Class A common stock as of the valuation date was simulated from the Closing Date through the end of the earn-out period following Geometric Brownian Motion.

Expected volatility: The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to SES’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five- year term of the earn-out period.

Expected term: The expected term is the five-year term of the earn-out period.

The derived service period under the Monte Carlo Simulation models was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Stock-based compensation expense related to these restricted shares is recognized on a straight-line basis over the over the derived service period which is 1.23 years.

5.	Sponsor Earn-Out Shares

The Sponsor Earn-Out Shares are subject to lock-up restrictions as mentioned above. Sponsor Earn-out Shares under Tranche 1 will be accounted for as equity because they are legally owned by the Sponsor and is subject only to transfer restrictions that lapse 180 days after the Closing and are considered outstanding shares, however Sponsor Earn-Out Shares under Tranche 2 to Tranche 5 are expected to be accounted for as derivative liability classified instruments because the earn-out triggering events that determine the number of Sponsor Earn-Out Shares to be earned back by the Sponsor include events that are not solely indexed to the common stock of SES.

The preliminary estimated fair value of the Sponsor Earn-Out Shares is $36.4 million. The preliminary estimated fair value of the Sponsor Earn-Out Shares was determined using a Monte Carlo simulation valuation model using the following assumptions:

Sponsor Earn-Out Shares
Expected stock price	$7.68
Expected volatility	81.0%
Risk-free rate	1.63%
Expected term (in years)	5.0

Expected stock price: The price of Class A common stock as of the valuation date was simulated from the Closing Date through the end of the earn-out period following Geometric Brownian Motion.

Expected volatility: The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to SES’s business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five- year term of the earn-out period.

Expected term: The expected term is the five-year term of the earn-out period.